As filed with the Securities and Exchange Commission on July 2, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cimatron Limited
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

11 Gush Etzion St., Israel
Givat Shmuel 54030, Israel
+972-73-237-0114
(Address and telephone number of registrant's principal executive offices)

Cimatron Technologies Inc.
41700 Gardenbrook Road, Suite 100, Novi, Michigan 48375
(+1) 248 596 9700
(Name, address, and telephone number of agent for service)

Copies to:

David S. Glatt, Adv. Asaf Harel, Adv. Jonathan M. Nathan, Adv.
Meitar Liquornik Geva Leshem Tal,
Law Offices
16 Abba Hillel Rd., Ramat Gan 52506, Israel
Tel: +972-3-6103655
Fax: +972-3-6103767

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)

Ordinary shares, par value 0.10 New Israeli Shekels per share	$20,000,000	$2,728.00

(1) This Registration Statement registers an indeterminate number of ordinary shares that the Registrant may sell from time to time. The aggregate offering price for all of the ordinary shares that the Registrant may sell from time to time pursuant to this Registration Statement will not exceed $20,000,000.

(2) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 2, 2013

Prospectus

$20,000,000
Ordinary Shares

We may offer and sell from time to time in one or more offerings our ordinary shares having an aggregate offering price up to $20,000,000.

Each time we sell ordinary shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “CIMT”.

Based on the closing sale price of our ordinary shares on the Nasdaq Capital Market on July 1, 2013, which was $6.05, the aggregate worldwide market value of our outstanding ordinary shares held by non-affiliates as of such date was $56,639,476.85. There were 9,361,897 ordinary shares outstanding as of such date, all of which were held by non-affiliates. As of the date hereof, we have not offered any securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our ordinary shares involves a high degree of risk. Risks associated with an investment in our ordinary shares will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The ordinary shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our ordinary shares with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $20,000,000 in the aggregate of our ordinary shares in one or more offerings. We sometimes refer to our ordinary shares as the “securities” throughout this prospectus.

Each time we sell ordinary shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell our ordinary shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and, in the case of a sale by us, the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“Cimatron,” the “Company,” the “Registrant,” “us,” “we” and “our” are to Cimatron Limited, an Israeli company, and its consolidated subsidiaries.

“Our shares,” “ordinary shares” and similar expressions refer to our Ordinary Shares, par value 0.10 New Israeli Shekels, or NIS, per share.

“Dollars”, “US dollars” or “$” are to United States Dollars.

ABOUT CIMATRON LIMITED

We design, develop, manufacture, market and support a family of modular, high-performance, CAD/CAM software products. Our products provide an integrated design through manufacturing solution for small-to-medium-sized companies and manufacturing divisions of large corporations, and interface easily with other CAD/CAM systems. They offer high-end functionality, especially in the areas of design for manufacturing and manufacturing, at an attractive price/performance ratio. These attributes have made our CAD/CAM products especially popular in the design and manufacturing segments of the CAD/CAM market, particularly among mold, tool, die and fixture makers, as well as discrete part manufacturers. We focus our research and development efforts on providing complete design through manufacturing solutions to the specific needs of this market segment. We are committed to providing mold, tool, die and fixture makers and discrete part manufacturers with comprehensive, cost-effective CAD/CAM solutions that streamline manufacturing cycles, enable collaboration with outside vendors and shorten delivery time. Following our merger with Gibbs System, we have enhanced our product offering for discrete part manufacturers.

Our full, legal name is Cimatron Ltd. and we were incorporated under Israeli law in 1982. Our corporate headquarters are located at 11 Gush Etzion Street, Givat Shmuel 54030, Israel.  Our telephone number is 972-73-237-0114 and our web site is located at http://www.cimatron.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering. Our U.S. agent is Cimatron Technologies, Inc., with an address at 41700 Gardenbrook Road, Suite 100, Novi, Michigan 48375.

RISK FACTORS

Investing in our ordinary shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates, if any, to those risk factors in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of ordinary shares as shall have a maximum aggregate offering price of $20,000,000. The actual per share price of the ordinary shares that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

PRICE RANGE OF OUR SHARES

Our ordinary shares were quoted on the NASDAQ Global Market System (formerly the NASDAQ National Market) from March 1996 until April 17, 2001, from which time our ordinary shares have been traded on the NASDAQ Capital Market (formerly the Nasdaq SmallCap Market).  Through April 16, 2000, we were quoted under the symbol CIMTF and since April 17, 2000 we have been quoted under the symbol CIMT.  The ordinary shares are not listed on any other stock exchange and are not publicly traded outside of the United States.  The table below sets forth the high and low bid prices of the ordinary shares, as reported by NASDAQ during the indicated fiscal periods:

Period	High (U.S. $)	Low (U.S. $)
Six most recent months:
June 2013	6.67	5.25
May 2013	8.63	6.30
April 2013	8.70	5.92
March 2013	8.95	5.35
February 2013	12.88	7.17
January 2013	8.58	4.46
Two most recent full financial years and subsequent periods, by quarter:
Second Quarter 2013	8.70	5.25
First Quarter 2013	12.88	4.46
Fourth Quarter 2012	4.85	3.67
Third Quarter 2012	4.29	3.01
Second Quarter 2012	4.69	3.66
First Quarter 2012	4.11	3.03
Fourth Quarter 2011	4.50	2.82
Third Quarter 2011	4.06	3.02
Second Quarter 2011	3.94	2.93
First Quarter 2011	5.10	2.56
Five most recent financial years:
2012	4.85	3.01
2011	5.10	2.56
2010	3.58	0.98
2009	1.41	0.56
2008	3.98	0.65

On July 1, 2013, the closing price of our ordinary shares on the NASDAQ Capital Market was $6.05.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus. Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this prospectus for general corporate purposes and working capital requirements. We may also use a portion of the proceeds from the offering to fund potential acquisitions, although we currently have no definitive understandings or agreements related to any such acquisition.

PLAN OF DISTRIBUTION

Securities and Exchange Commission rules limit the usage of the registration statement of which this prospectus forms a part. Assuming that the aggregate worldwide market value of our common equity held by non-affiliates remains below $75 million, we may only sell, pursuant hereto, such number of ordinary shares, which constitutes, together with all other ordinary shares sold pursuant to the registration statement of which this prospectus forms a part, or any similar primary offering under a registration statement on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale, no more than one-third (1/3) of the worldwide aggregate market value of our common equity held by non-affiliates. Based on the closing sale price of our ordinary shares on the Nasdaq Capital Market on July 1, 2013, which was $6.05, and a total of 9,361,897 outstanding ordinary shares held by non-affiliates as of such date, the aggregate worldwide market value of our outstanding ordinary shares held by non-affiliates as of such date was $56,639,476.85. As of the date hereof, we have not offered any securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

We may sell the offered ordinary shares on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the ordinary shares directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the ordinary shares, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our ordinary shares from time to time in one or more transactions:

—	at a fixed price or prices, which may be changed;
—	at market prices prevailing at the time of sale;
—	at prices related to such prevailing market prices; or
—	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our ordinary shares, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our ordinary shares will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable shares if any are purchased. If a dealer is used in a sale, we may sell our ordinary shares to the dealer as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase ordinary shares from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative sale or forward sale transactions with third parties, or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell ordinary shares covered by this prospectus and the applicable prospectus supplement. If so, the third party may use shares borrowed from us or others to settle such sales and may use shares received from us or others to close out any related short positions. We may also loan or pledge shares covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned shares or, in the event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our ordinary shares, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell ordinary shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our ordinary shares may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our ordinary shares. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our ordinary shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the ordinary shares shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our ordinary shares is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the shares. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares. If the underwriters create a short position in the ordinary shares in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing shares in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase shares in the open market to reduce the underwriters’ short position or to stabilize the price of our ordinary shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our ordinary shares are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

EXPENSES

We are paying all of the expenses of the registration of our ordinary shares under the Securities Act and compliance with blue-sky laws, including registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $2,928  which at the present time include the following categories of expenses:

SEC registration fee		$2,728
Printing, EDGAR and photocopying fees		200
Legal fees and expenses	$	N/A
Accounting fees and expenses	$	N/A
Miscellaneous expenses	$	N/A
Total		$2,928

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our ordinary shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares being offered hereby will be passed upon for us by Meitar Liquornik Geva & Leshem Tal, Law Offices, Ramat-Gan, Israel.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2012 have been audited by Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu, an independent registered public accounting firm,  as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make our SEC filings electronically, so that many of those filings are not available on the Commission’s website. However, since that date, we have been making all required filings with the Commission electronically, and these filings are available over the Internet as described below.

In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the Commission through our website at http://www.cimatron.com. The information contained on, or linked from our website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the ordinary shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports of Foreign Private Issuer on Form 6-K (to that extent that any such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with the Commission pursuant to the Exchange Act prior to the termination of the offering. The documents that we incorporate by reference are:

—	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012;

—
our Reports of Foreign Private Issuer on Form 6-K filed with the Commission on each of: May 13, 2013 (but excluding the second, third and fourth full paragraphs of the press release appended as Exhibit 1 thereto); May 20, 2013; May 21, 2013 (both Reports furnished on that day); May 29, 2013; and June 24, 2013; and

—	the description of our ordinary shares set forth in our Report of Foreign Private Issuer on Form 6-K filed with the Commission on September 7, 2009.

The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information contained in this prospectus.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Cimatron Ltd., 11 Gush Etzion Street, Givat Shmuel, 54030, Israel; Tel: +972-073-237-0114, Fax: +972-073-237- 0115; Attention: Ilan Erez, Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the experts named in his prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a major portion of our assets and most of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

–	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

–	the judgment is no longer appealable,

–
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

–	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

–	the judgment was obtained by fraud.

–	there was no due process,

–	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

–	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

–	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Israeli Companies Law, 5759-1999, or the Companies Law, describes the fiduciary duty of an office holder as a duty to act in good faith and for the benefit of the company, including by refraining from actions in which he has a conflict of interest or that compete with the company’s business, refraining from exploiting a business opportunity of the company in order to gain a benefit for himself or for another person, and disclosing to the company any information and documents which are relevant to the company and that were obtained by him in his or her capacity as an office holder. The duty of care is defined as an obligation of caution of an office holder that requires the office holder to act at a level of competence at which a reasonable office holder would have acted in the same position and under the same circumstances, including by adopting reasonable means for obtaining information concerning the profitability of the act brought for his approval.

Under the Companies Law, a company may not exempt an office holder from liability with respect to a breach of his fiduciary duty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care.

Pursuant to the Companies Law, a company may indemnify an office holder against a monetary liability imposed on him by a court including in settlement or arbitration proceedings, and against reasonable legal expenses in a civil proceeding or in a criminal proceeding in which the office holder was found to be innocent or in which he was convicted of an offense which does not require proof of a criminal intent. The indemnification of an office holder must be expressly allowed in the articles of association, under which the company may (i) undertake in advance to indemnify its office holders with respect to categories of events that can be foreseen at the time of giving such undertaking and up to an amount determined by the board of directors to be reasonable under the circumstances, or (ii) provide indemnification retroactively at amounts deemed to be reasonable by the board of directors.

A company may also procure insurance for an office holder’s liability in consequence of an act performed in the scope of his office. in the following cases: (a) a breach of the duty of care of such office holder, (b) a breach of the fiduciary duty, only if the office holder acted in good faith and had reasonable grounds to believe that such act would not be detrimental to the company, or (c) a monetary obligation imposed on the office holder for the benefit of another person.

A company may not indemnify an office holder against, nor enter into an insurance contract which would provide coverage for, any monetary liability incurred as a result of any of the following:

–	a breach by the office holder of his fiduciary duty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

–	a breach by the office holder of his duty of care if such breach was done intentionally or recklessly; any act or omission done with the intent to derive an illegal personal gain; or

–	any fine or penalty levied against the office holder as a result of a criminal offense.

In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for a company’s office holders must be approved by the company’s audit committee and board of directors and, in specified circumstances, by the company’s shareholders.

Our Articles of Association allow the Company to exempt any office holder to the maximum extent permitted by law, before or after the occurrence giving rise to such exemption. Our Articles of Association also provide that we may indemnify an office holder to the maximum extent permitted by law, against any liabilities he or she may incur in such capacity, limited with respect (i) to the categories of events that can be foreseen in advance by our board of directors when authorizing such undertaking and (ii) to the amount of such indemnification as determined retroactively by our board of directors to be reasonable in the particular circumstances. Similarly, we may also agree to indemnify an office holder for past occurrences, whether or not we are obligated under any agreement to provide such indemnification. We have obtained directors’ and officers’ liability insurance covering our officers and directors and those of our subsidiaries for certain claims. In addition, our shareholders have approved the indemnification of our directors to the maximum extent permitted by our articles of association and exculpation of our directors from all liability for damage resulting from any director’s breach of care towards us, pursuant to the provisions of our articles of association.

Our Articles of Association also allow us to procure insurance covering any past or present office holder against any liability which he or she may incur in such capacity, to the maximum extent permitted by law. Such insurance may also cover us for indemnifying such office.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
4.1
Amended and Restated Articles of Association of Cimatron Ltd. (incorporated by reference to Exhibit A to the Proxy Statement for Cimatron's 2006 Annual General Meeting of Shareholders, included in Cimatron's Report of Foreign Private Issuer on Form 6-K, filed with the SEC on November 22, 2006)

4.2	Specimen Certificate for Cimatron's Ordinary Shares
5.1	Opinion of Meitar Liquornik Geva Leshem Tal
23.1	Consent of Brightman Almagor Zohar & Co, a member of Delloite Touche Tohmatsu
23.2	Consent of Lucas, Horsfall, Murphy & Pindroh, LLP
23.3	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page)

*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K to be filed under the Exchange Act and incorporated herein by reference

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any persons that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Givat Shmuel, Israel, on July 2, 2013.

CIMATRON LTD. By: /s/ Dan Haran —————————————— Name: Dan Haran Title: President and Chief Executive Officer

POWER OF ATTORNEY

That the undersigned officers and directors of Cimatron Ltd., an Israeli corporation, do hereby constitute and appoint Dan Haran, President and Chief Executive Officer, and Ilan Erez, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dan Haran Dan Haran	President and Chief Executive Officer (principal executive officer)	July 2, 2013

/s/ Ilan Erez Ilan Erez	Chief Financial Officer (principal financial officer and principal accounting officer)	July 2, 2013

/s/ Yossi Ben Shalom Yossi Ben Shalom	Chairman of the Board of Directors	July 2, 2013

/s/ William F. Gibbs William F. Gibbs	Director	July 2, 2013

Signature	Title	Date

/s/ Barak Dotan Barak Dotan	Director	July 2, 2013

/s/ David Golan David Golan	Director	July 2, 2013

/s/ Nir Cohen Nir Cohen	Director	July 2, 2013

/s/ Eti Livni Eti Livni	Director	July 2, 2013

/s/ Rami Entin Rami Entin	Director	July 2, 2013

Authorized Representative in the U.S.:

Cimatron Technologies Inc.

By: /s/ William F. Gibbs
Name: William F. Gibbs
Title: President
Date: July 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
4.1
Amended and Restated Articles of Association of Cimatron Ltd. (incorporated by reference to Exhibit A to the Proxy Statement for Cimatron's 2006 Annual General Meeting of Shareholders, included in Cimatron's Report of Foreign Private Issuer on Form 6-K, filed with the SEC on November 22, 2006)

4.2	Specimen Certificate for Ordinary Shares
5.1	Opinion of Meitar Liquornik Geva Leshem Tal
23.1	Consent of Brightman Almagor Zohar & Co, a member of Delloite Touche Tohmatsu
23.2	Consent of Lucas, Horsfall, Murphy & Pindroh, LLP
23.3	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page)

* To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.